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                                                               Exhibit (23)(c)

            [LETTERHEAD OF THOMPSON, HINE AND FLORY APPEARS HERE]


                                  April 3, 1995

KeyCorp
127 Public Square
Cleveland, Ohio 44114


Ladies and Gentlemen:

       We hereby consent to the quotation of our opinion under the heading "United States Tax Considerations" in the Prospectus Supplement filed as a part of KeyCorp's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on April 3, 1995, which Registration Statement also constitutes a first post-effective amendment to KeyCorp's Registration Statement on Form S-3, File No. 33-53643, and to the use of our name therein.

                                  Very truly yours,


                                  /s/ Thompson, Hine and Flory